As filed with the Securities and Exchange Commission on September 20, 2005

Registration No. 333-123073

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON LINES, INC.

(Exact name of registrant as specified in Its Charter)

Delaware	4400	74-3123672
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Bankruptcy Code Number)	(I.R.S. Employer Identification Number)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

M. Mark Urbania, Chief Financial Officer

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

André Weiss, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Ph: (212) 756-2000 Fax: (212) 593-5955	William M. Hartnett, Esq. Richard E. Farley, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Ph: (212) 701-3000 Fax: (212) 269-5420	Robert S. Zuckerman, Esq. General Counsel Horizon Lines, Inc. 4064 Colony Road, Suite 200 Charlotte, NC 28211 Ph: (704) 973-7000 Fax: (704) 973-7010

Approximate Date of Commencement of Proposed Offer to the Public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement is being filed solely to amend Part II of the Registration Statement to file Exhibit 5 to the Registration Statement.

Part II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee and the NASD fee are estimated.

SEC Registration Fee	$33,838.75
New York Stock Exchange Listing Fee	150,000
NASD Fee	29,250
Transfer Agent and Registrar Fees and Expenses	30,000
Accounting Fees and Expenses	850,000
Legal Fees and Expenses	2,293,000
Printing Fees and Expenses	1,000,000
Blue Sky Fees and Expenses	10,000
Miscellaneous	1,353,911.25

Total	$5,750,000

Item 14. Indemnification of Directors and Officers.

Indemnification under the Delaware General Corporation Law.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification under the Certificate of Incorporation of Horizon Lines, Inc.

Article VII of the amended and restated certificate of incorporation of Horizon Lines, Inc. expressly provides that a director of Horizon Lines, Inc. shall not be liable to Horizon Lines, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or such limitation thereof is not permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7) thereof), as amended or supplemented from time to time.

Article VII of the amended and restated certificate of incorporation of Horizon Lines, Inc. provides that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person (i) is or was a director, officer or employee of Horizon Lines, Inc. or (ii) serves or served as a director, officer, or employee of any other enterprise (as defined below) either (x) at the request of Horizon Lines, Inc. or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of Horizon Lines, Inc. at the time of such person’s service as a director, officer or employee of such other enterprise, shall be indemnified and held harmless by Horizon Lines, Inc. to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended or supplemented from time to time, and not otherwise prohibited by applicable law; provided, however, that except for proceedings by any such person to enforce rights to indemnification, Horizon Lines, Inc. shall not be obligated to indemnify such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person (or the heirs, executors or administrators of such person) unless such action, suit or proceeding was authorized or consented to by the Board of Directors of Horizon Lines, Inc. For purposes of Article VII of such certificate of incorporation, the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust or other enterprise.

In addition, Article VII of the amended and restated certificate of incorporation provides that Horizon Lines, Inc., to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended or supplemented from time to time, and not otherwise prohibited by applicable law, may advance to any person who is or was an officer, director or employee of Horizon Lines, Inc. (and the heirs, executors and administrators of such person) any and all expenses, including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party to, by reason of the fact that such person (i) is or was a director or officer of Horizon Lines, Inc. or (ii) serves or served as a director, officer, or employee of any other enterprise either (x) at the request of Horizon Lines, Inc. or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of Horizon Lines, Inc. at the time of such person’s service as a director, officer or employee of such other enterprise; provided, however, that, to the extent the General Corporation Law of the State of Delaware, as amended or supplemented from time to time, requires, the payment of such expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon delivery to Horizon Lines, Inc. of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under such Article VII or otherwise. Horizon Lines, Inc., by provisions in its Bylaws or by agreement, may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended or supplemented from time to time.

Indemnification under the bylaws of Horizon Lines, Inc.

The bylaws of Horizon Lines, Inc. do not contain any provisions with respect to indemnification.

Indemnification under indemnification agreements with our directors and officers

Horizon Lines, Inc. and Horizon Lines Holding expect to enter into indemnification agreements with certain officers and directors of Horizon Lines, Inc. and its subsidiaries (including Horizon Lines Holding). The indemnification agreements will provide indemnification to such individuals under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. Horizon Lines, Inc. has also obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 15. Recent Sales of Unregistered Securities.

The numbers of shares of common stock of Horizon Lines, Inc. set forth below do not give effect to the pending reclassification of the outstanding shares of the common stock of Horizon Lines, Inc. into a greater number of shares of common stock of Horizon Lines, Inc., as described in Part I of this registration statement.

The following is a list of all securities sold or issued by Horizon Lines, Inc. within the past three years:

(1) On May 12, 2004 and July 7, 2004, Horizon Lines, Inc. issued an aggregate of 100 shares of its common stock to Castle Harlan Partners IV, L.P. (“CHP IV”), an affiliate of Castle Harlan, Inc., for an aggregate purchase price of $800. The shares were issued in reliance on Section 4(2) of the Securities Act as the sale of the securities did not involve a public offering. The offer and sale did not involve a public offering because the shares were issued to a single investor, CHP IV, in connection with the formation of Horizon Lines, Inc. by CHP IV to serve as the acquisition vehicle for the purchase of all of the outstanding common stock of Horizon Lines Holding Corp. Appropriate legends were affixed to the share certificates issued in such transaction.

(2) On July 7, 2004, Horizon Lines, Inc. issued the shares listed below to the persons listed below. These shares were issued in exchange for certain shares of common stock of Horizon Lines Holding in connection with the acquisition by Horizon Lines, Inc. of all of the outstanding common stock of Horizon Lines Holding Corp. pursuant to a merger. The shares were issued to 32 accredited investors and 9 non-accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. Appropriate legends were affixed to the share certificates issued in such transactions.

PURCHASER	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	NUMBER OF SHARES OF VOTING COMMON STOCK	AGGREGATE CONSIDERATION
Castle Harlan Partners IV, L.P.	7,243,830	482,822	$76,300,876
Castle Harlan Affiliates IV-QP, L.P.	82,155	5,477	865,366
Castle Harlan Affiliates IV-AI, L.P.	83,145	5,543	875,794
Frogmore Affiliates IV, L.P.	11,490	766	121,028
Castle Harlan Offshore Partners IV, L.P.	691,665	46,111	7,285,538
Leonard M. Harlan	26,625	1,775	280,450
David B. Pittaway	11,955	797	125,926
Howard Weiss	6,630	442	69,836
Justin B. Wender	2,100	140	22,120
Castle Harlan, Inc.	6,645	443	69,994
Sylvia F. Rosen	1,980	132	20,856
John E. Morningstar	1,320	88	13,904
Branford Castle Holdings IV, Inc.	52,545	3,503	553,474
The Weiss Group	2,655	177	27,966
Wender Associates IV	8,520	568	89,744
MZ Associates, LLC	7,965	531	83,898
WMP Irrevocable Trust	5,310	354	55,932
Marcel Fournier	7,305	487	76,946
Benjamin S. Sebel	5,310	354	55,932
Marlin Trust	1,980	132	20,856
Berman Trust	660	44	6,952
Gruman Trust	660	44	6,952
Michael T. Bohlman	1,545	103	16,274
Patricia A. Bowman	2,820	188	29,704
Charles William Brown III	1,170	78	12,324
Marvin Buchanan	5,190	346	54,668
Robert C. Burlando	47,175	3,145	496,910
Tricia A. Covais	1,170	78	12,324
Daniel R. Downes	1,170	78	12,324
Scott W. Fernandez	2,355	157	24,806
R. Kevin Gill	1,170	78	12,324
Sabrina M. Jackson	1,650	110	17,380
Ricky A. Kessler	1,080	72	11,376
Mar F. Labrador	6,600	440	69,520
Dennis R. McCarthy	2,355	157	24,806
Kathleen M. Mullen	1,875	125	19,750
John J. Quan	6,600	440	69,520
Jose G. Rodriguez	11,790	786	124,188
Richard F. Rodriguez	4,245	283	44,714
M. Mark Urbania	23,580	1,572	248,376
Philip A. Woare	5,190	346	54,668

Total	8,391,180	559,312	$88,386,296

(3) On July 7, 2004, Horizon Lines, Inc. issued its 13% promissory notes to the persons listed below for aggregate consideration of $70 million. The notes were issued in reliance on Section 4(2) of the Securities Act as the sale of the securities did not involve a public offering. The offer and sale did not involve a public offering because the notes were issued to CHP IV and certain other affiliates and associates of Castle Harlan, Inc. Appropriate legends were affixed to the notes issued in such transactions.

PURCHASER	AGGREGATE CONSIDERATION
Castle Harlan Partners IV, L.P.	$61,368,727.82
Castle Harlan Affiliates IV-QP, L.P.	696,086.61
Castle Harlan Affiliates IV-AI, L.P.	704,509.43
Frogmore Affiliates IV, L.P.	97,464.16
Castle Harlan Offshore Partners IV, L.P.	5,859,882.05
Leonard M. Harlan	225,611.48
David B. Pittaway	101,357.13
Howard Weiss	56,272.19
Justin B. Wender	17,899.53
Castle Harlan, Inc.	56,309.50
Sylvia F. Rosen	16,892.82
John E. Morningstar	11,261.92
Branford Castle Holdings IV, Inc.	445,206.64
The Weiss Group	22,561.15
Wender Associates IV	72,195.67
MZ Associates, LLC	67,571.42
WMP Irrevocable Trust	45,047.63
Marcel Fournier	61,940.46
Benjamin S. Sebel	45,047.63
Marlin Trust	16,892.82
Berman Trust	5,630.96
Gruman Trust	5,630.96

Total	$70,000,000.00

(4) On October 15, 2004, Horizon Lines, Inc. issued 126,582 shares of common stock and 1,898,730 shares of Series A preferred stock to Stockwell Fund, L.P. for an aggregate purchase price of approximately $20.7 million. The shares were issued in reliance on Section 4(2) of the Securities Act. The offer and sale of the securities did not involve a public offering because the securities were issued to a single investor. In addition, Stockwell Fund, L.P. represented to Horizon Lines, Inc. that it was an accredited investor and was acquiring shares for investment and not distribution. Appropriate legends were affixed to the share certificates issued in such transaction.

(5) On December 16, 2004, Horizon Lines, Inc. issued the shares listed below to the persons listed below. These shares were issued to certain members of our management team, including family members, who held options to purchase shares of common stock of Horizon Lines Holding Corp. and who did not exchange such options for cash consideration in connection with the acquisition of Horizon Lines Holding Corp. by Horizon Lines, Inc. These shares were issued, after giving effect to the provisions of the Put/Call Agreement dated as of July 7, 2004, upon the exercise of such options to purchase shares of common stock of Horizon Lines Holding Corp. All of such shares of stock were issued pursuant to compensatory plans or arrangements with our employees in reliance on Rule 701 under the Securities Act.

PURCHASER	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	NUMBER OF SHARES OF VOTING COMMON STOCK	AGGREGATE CONSIDERATION
Mark R. Blankenship	13,305	887	$140,146
John V. Keenan	75,795	5,053	798,374
Neil Perlmutter	9,870	658	103,964
Kenneth L. Privratsky	47,370	3,158	498,964
Charles G. Raymond	129,930	8,662	1,368,596
Joe Raymond	32,475	2,165	342,070
Sam Raymond	35,520	2,368	374,144
Karen H. Richards	17,310	1,154	182,332
Gabriel M. Serra	56,850	3,790	598,820
Brian W. Taylor	58,620	3,908	617,464
M. Mark Urbania	29,940	1,996	315,368

Total	506,985	33,799	$5,340,242

(6) On January 14, 2005, Horizon Lines, Inc. issued shares of common stock to the persons listed below. These shares were issued in reliance on Section 4(2) of the Securities Act. The offer and sale of these securities did not involve a public offering because the securities were issued to a limited number of persons, each of whom is a member of our management. Appropriate legends were affixed to the share certificates issued in such transaction. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

PURCHASER	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	NUMBER OF SHARES OF VOTING COMMON STOCK	AGGREGATE CONSIDERATION
Charles G. Raymond	—	30,379	$243,032
John V. Keenan	—	11,392	91,136
M. Mark Urbania	—	11,392	91,136
Robert S. Zuckerman	—	1,899	15,192
Marvin Buchanan	—	1,139	9,112
Daniel R. Downes	—	1,139	9,112
R. Kevin Gill	—	1,139	9,112
Ricky A. Kessler	—	1,139	9,112
Mar F. Labrador	—	1,139	9,112
Dennis R. McCarthy	—	1,899	15,192
Kenneth L. Privratsky	—	3,797	30,376
Karen H. Richards	—	1,899	15,192
Gabriel M. Serra	—	3,797	30,376
Brian W. Taylor	—	3,797	30,376

Total	—	75,946	$607,568

(7) On January 28, 2005, Horizon Lines, Inc. issued the shares listed below to the persons listed below. All of these shares of stock were issued pursuant to compensatory plans or arrangements with the directors of Horizon Lines, Inc. in reliance on Rule 701 under the Securities Act. The offer and sale of these securities did not involve a public offering because these securities were issued to members of the board of directors of Horizon Lines, Inc.

PURCHASER	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	NUMBER OF SHARES OF VOTING COMMON STOCK	AGGREGATE CONSIDERATION
Admiral James L. Holloway III, U.S.N. (Ret.)	9,080	1,145	$99,960
James G. Cameron	18,168	2,291	200,008
Ernie L. Danner	18,168	2,291	200,008

Total	45,416	5,727	$499,976

(8) On February 10, 2005, Horizon Lines, Inc. issued the shares listed below to the person listed below. The shares were issued in reliance on Section 4(2) of the Securities Act. The offer and sale of these securities did not involve a public offering because these securities were issued to a single investor who is a former member of our management. The person listed below held options to purchase shares of common stock of Horizon Lines Holding Corp. and did not exchange such options for cash consideration in connection with the acquisition of Horizon Lines Holding Corp. by Horizon Lines, Inc. These shares were issued, after giving effect to the provisions of the Put/Call Agreement dated as of July 7, 2004, upon the exercise of such options to purchase shares of common stock of Horizon Lines Holding Corp. Appropriate legends were affixed to the share certificates issued in such transaction.

PURCHASER	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	NUMBER OF SHARES OF VOTING COMMON STOCK	AGGREGATE CONSIDERATION
Neil Perlmutter	11,085	739	$116,762

There were no underwriters employed in connection with the sales and issuances described in paragraphs (1) through (8).

For all transactions listed in this Item other exemptions from registration under the Securities Act may also have been available.

Horizon Lines, Inc. has sold and issued 802,205 shares of its voting common stock and 10,853,396 shares of its Series A preferred stock, for a total aggregate consideration of approximately $115.65 million.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1♦♦♦♦	Form of Underwriting Agreement.

2****	Amended and Restated Merger Agreement, dated as of July 7, 2004, by and among Horizon Lines, Inc., Horizon Lines Holding Corp., H-Lines Subcorp. and TC Group, L.L.C.

3.1♦♦♦♦	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.2♦♦♦♦	Form of Amended and Restated Bylaws of the Registrant.

4.1****	Indenture, dated as of July 7, 2004, by and among Horizon Lines Holding Corp., Horizon Lines, LLC, the guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.

4.2****	Indenture, dated as of December 10, 2004 between H-Lines Finance Holding Corp. and The Bank of New York Trust Company, N.A., as Trustee.

4.3****	Form of 9% Senior Notes due 2012 (included in Exhibit 4.1).

Exhibit Number	Description

4.4****	Form of 11% Senior Discount Note due 2013 (included in Exhibit 4.2).

4.5****	Exchange and Registration Rights Agreement, dated as of July 7, 2004, by and among Horizon Lines Holding Corp., Horizon Lines, LLC, the guarantors party thereto and Goldman, Sachs & Co., UBS Securities LLC and ABN AMRO Incorporated.

4.6****	Exchange and Registration Rights Agreement, dated as of December 10, 2004, by and among H-Lines Finance Holding Corp. and Goldman, Sachs & Co. and UBS Securities LLC.

4.7****	Form of Guarantee (included in Exhibit 4.1).

4.8♦♦♦♦	Specimen of Common Stock Certificate.

5*	Opinion of Schulte Roth & Zabel LLP.

9.1****	Voting Trust Agreement dated as of July 7, 2004, by and among Horizon Lines Holding Corp., the equityholders party thereto and John K. Castle, as voting trustee.

9.2****	Amended and Restated Voting Trust Agreement dated as of October 15, 2004, by and among Horizon Lines, Inc., the equityholders party thereto and John K. Castle, as voting trustee.

9.3*****	Instrument of Accession to Amended and Restated Voting Trust Agreement for Stockwell Fund, L.P.

10.1****	Membership Interest Purchase and Sale Agreement dated as of July 7, 2004, by and among HLH, LLC, Horizon Lines of Puerto Rico, Inc., CSX Domestic Shipping Corporation, CSX Residual Company, CSX Corporation and CSX Alaska Vessel Company.

10.2****	Credit Agreement dated as of July 7, 2004, by and among Horizon Lines, LLC, Horizon Lines Holding Corp., the parties designated as Guarantors therein, the parties designated as Lenders therein, the parties designated as Issuing Banks therein, and UBS AG, Stamford Branch, as administrative agent and collateral agent for the Lenders and as Mortgage Trustee thereunder.

10.3****	Amendment No. 1 to Credit Agreement dated as of September 30, 2004, by and among Horizon Lines, LLC, UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto and the other parties thereto.
10.3.1*****	Amended and Restated Credit Agreement dated as of April 7, 2005, by and among Horizon Lines, LLC, Horizon Lines Holding Corp., the parties designated as Guarantors therein, the parties designated as Lenders therein, the parties designated as Issuing Banks therein, and UBS AG, Stanford Branch, as administrative agent and collateral agent for the Lenders and Mortgage Trustee thereunder.

10.4****	Collateral Agreement dated as of July 7, 2004, among Horizon Lines, LLC, as co-borrower, the other Grantors identified therein and UBS, AG, Stamford Branch, as collateral agent for the Secured Parties.

10.5****	Management Agreement dated as of July 7, 2004, among Castle Harlan, Inc., Horizon Lines Holding Corp., Horizon Lines, LLC, and Horizon Lines, Inc.

10.5.1♦♦♦♦	Amendment to Management Agreement dated as of September 7, 2005, among Castle Harlan, Inc., Horizon Lines Holding Corp., Horizon Lines, LLC and Horizon Lines, Inc.

10.6****	Stock Purchase Agreement, dated as of October 15, 2004, between Horizon Lines, Inc. and Stockwell Fund, L.P.

10.7****	Stockholders Agreement, dated as of July 7, 2004, by and among Horizon Lines, Inc. and the other parties thereto.

Exhibit Number	Description

10.8****	First Amendment to Stockholders Agreement, dated as of October 15, 2004, by and among Horizon Lines, Inc. and the other parties thereto.

10.8.1♦♦♦♦	Form of Amended and Restated Stockholders Agreement.

10.9****	Instrument of Accession to Stockholders Agreement, as amended, for Stockwell Fund, L.P.

10.10****	Preferential Usage Agreement dated December 1, 1985, between the Municipality of Anchorage, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC, as successor in interest to SL Service, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to a consent to general assignment and assumption, dated September 5, 2002), as amended by the Amendment to Preferential Usage Agreement dated January 31, 1991, Second Amendment to December 1, 1985 Preferential Usage Agreement dated June 20, 1996, and Third Amendment to December 1, 1985 Preferential Usage Agreement dated January 7, 2003.

10.11****	Crane Relocation Agreement dated August 20, 1992, between Matson Navigation Company, Inc. (as successor in interest to American President Lines, Ltd., pursuant to an amendment to the Crane Relocation Agreement, dated 1996), Sea-Land Service, Inc. and Port Authority of Guam, as amended by Amendment No. 1 to Crane Relocation Agreement dated March 22, 1995, and by Assignment of and Second Amendment to Crane Relocation Agreement dated January 24, 1996.

10.11.1♦♦	Second Assignment of and Third Amendment to Crane Relocation Agreement dated July 5, 2005 among SL Service, Inc. (formerly known as Sea-Land Service, Inc.), Horizon Lines, LLC, Matson Navigation Company, Inc. and Port Authority of Guam.

10.12****	Employment Agreement dated as of July 7, 2004, between Horizon Lines, LLC and Charles G. Raymond.

10.13****	Employment Agreement dated as of July 7, 2004, between Horizon Lines, LLC and M. Mark Urbania.

10.13.1♦♦♦♦	First Amended and Restated Employment Agreement dated as of September 16, 2005, between Horizon Lines, LLC and M. Mark Urbania.

10.14***	Severance Agreement between Horizon Lines, LLC and Robert S. Zuckerman.

10.15*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Charles G. Raymond.

10.16*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and M. Mark Urbania.

10.17*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and John V. Keenan.

10.18*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Robert S. Zuckerman.

10.19*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Gabriel M. Serra.

10.20*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Brian W. Taylor.

10.21*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Kenneth L. Privratsky.

10.22*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Karen H. Richards.

10.23****	Purchase Agreement, dated January 28, 2005, between Horizon Lines, Inc. and Admiral James L. Holloway III, U.S.N. (Ret.).

Exhibit Number	Description

10.24****	Purchase Agreement, dated January 28, 2005, between Horizon Lines, Inc. and James G. Cameron.

10.25****	Purchase Agreement, dated January 28, 2005, between Horizon Lines, Inc. and Ernie L. Danner.

10.26****	Amended and Restated Guarantee and Indemnity Agreement dated as of February 27, 2003, by and among HLH, LLC, Horizon Lines, LLC, CSX Corporation, CSX Alaska Vessel Company, LLC and SL Service, Inc., as supplemented by the joinder agreements, dated as of July 7, 2004, of Horizon Lines Holding Corp., Horizon Lines of Puerto Rico, Inc., Falconhurst, LLC, Horizon Lines Ventures, LLC, Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, Horizon Services Group, LLC, Sea Readiness, LLC, Sea-Logix, LLC, S-L Distribution Services, LLC and SL Payroll Services, LLC.

10.27****	Put/Call Agreement, dated as of July 7, 2004, by and among H-Lines Holding Corp. and the other parties thereto.

10.28****	Horizon Lines Holding Corp. Stock Option Plan.

10.29†♦	International Intermodal Agreement 5124-5024, dated as of March 1, 2002, between Horizon Lines, LLC, Horizon Lines of Puerto Rico, Inc., Horizon Lines of Alaska, LLC and CSX Intermodal, Inc.

10.30†***	Sub-Bareboat Charter Party Respecting 3 Vessels, dated as of February 27, 2003, in relation to U.S.-flag vessels Horizon Anchorage, Horizon Tacoma and Horizon Kodiak, between CSX Alaska Vessel Company, LLC, as charterer, and Horizon Lines, LLC, as sub-charterer.

10.31†♦	TP1 Space Charter and Transportation Service Contract, dated May 9, 2004, between A.P. Møller-Maersk A/S and Horizon Lines, LLC.

10.32†***	Container Interchange Agreement, dated April 1, 2002, between A.P. Møller-Maersk A/S, CSX Lines, LLC, CSX Lines of Puerto Rico, Inc., CSX Lines of Alaska, LLC and Horizon Lines of Alaska, LLC.

10.33†***	Stevedoring and Terminal Services Agreement, dated May 9, 2004, between APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC.

10.34†***	Bareboat Charter Party in relation to the U.S.-flag vessel Horizon Pacific, dated as of December 1, 1998, by and between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), as owner trustee, and Horizon Lines, LLC (formerly known as CSX Lines LLC, as successor in interest to Sea-Land Service, Inc. pursuant to an assignment and assumption agreement dated as of September 2, 1999 by and between Sea-Land Service, Inc., as assignor, and CSX Lines, LLC (as successor in interest to Sea-Land Domestic Shipping, LLC)), as charterer.

10.35†***	Bareboat Charter Party in relation to the U.S.-flag vessel Horizon Enterprise, dated as of December 1, 1998, by and between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), as owner trustee, and Horizon Lines, LLC (formerly known as CSX Lines LLC, as successor in interest to Sea-Land Service, Inc. pursuant to an assignment and assumption agreement dated as of September 2, 1999 by and between Sea-Land Service, Inc., as assignor, and CSX Lines, LLC (as successor in interest to Sea-Land Domestic Shipping, LLC)), as charterer.

10.35.1♦♦♦	Asset Purchase Agreement, dated September 2, 2005, by and among DaimlerChrysler Services North America LLC, Elspeth Pacific, Inc. and Horizon Lines, LLC.

10.36****	Capital Construction Fund Agreement, dated March 29, 2004, between Horizon Lines, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

Exhibit Number	Description

10.37****	Harbor Lease dated January 12, 1996, between Horizon Lines, LLC (formerly known as CSX Lines, LLC, as successor in interest to SL Services, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to Consent to Two Assignments of Harbor Lease No. H-92-22, dated February 14, 2003) and the State of Hawaii, Department of Transportation, Harbors Division.

10.38****	Agreement dated May 16, 2002, between Horizon Lines of Puerto Rico, Inc. (formerly known as CSX Lines of Puerto Rico, Inc.) and The Puerto Rico Ports Authority.

10.39****	Agreement dated March 29, 2001, between Horizon Lines of Puerto Rico, Inc. (formerly known as CSX Lines of Puerto Rico, Inc.) and The Puerto Rico Ports Authority.

10.40****	Port of Kodiak Preferential Use Agreement dated April 12, 2002, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC, as successor in interest to CSX Lines, LLC, pursuant to Amendment No. 1 to the Preferential Use Agreement, dated April 12, 2002).

10.40.1♦♦	Port of Kodiak Preferential Use Agreement dated January 1, 2005, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC.

10.41****	Terminal Operation Contract dated May 2, 2002, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC).

10.41.1♦♦	Terminal Operation Contract dated January 1, 2005, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC.

10.42****	Sublease, Easement and Preferential Use Agreement dated October 2, 1990, between the City of Unalaska and Horizon Lines, LLC (formerly known as CSX Lines LLC), as successor in interest to Sea-Land Service, Inc., together with the addendum thereto dated October 2, 1990, as amended by the Amendment to Sublease, Easement and Preferential Use Agreement dated May 31, 2000, and Amendment #1 dated May 1, 2002.

10.42.1♦♦	Amendment #2 dated February 27, 2003 to Preferential Use Agreement dated October 2, 1990 between the City of Unalaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC).

10.43♦♦♦♦	Form of Directors’ and Officers’ Indemnification Agreement.

10.44♦♦♦♦	Employment Agreement dated as of September 16, 2005, between Horizon Lines, LLC and John V. Keenan.

10.45♦♦♦♦	Horizon Lines, Inc., Equity Incentive Plan.

10.46♦♦♦♦	Horizon Lines, Inc., Employee Stock Purchase Plan.

10.47♦♦♦♦	Form of Registration Rights Agreement.

21****	List of Subsidiaries of Horizon Lines, Inc.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5).

24	Powers of Attorney (see signature page of the Registration Statement).

*	Filed herewith.
***	Incorporated by reference to the Registration Statement on Form S-4 of Horizon Lines Holding Corp. (File No. 333-123681), filed on March 30, 2005.
****	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), originally filed on March 2, 2005.

*****	Previously filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on April 13, 2005.
♦	Incorporated by reference to Amendment No. 2 to the Registration Statement on form S-4 of Horizon Lines Holding Corp. (File No. 333-123601), filed on June 23, 2005.
♦♦	Previously filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on July 29, 2005.
♦♦♦	Previously filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on September 7, 2005.
♦♦♦♦	Previously filed as an exhibit to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on September 19, 2005.
†	Portions of this document were omitted and filed separately pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

Item 17.

The undersigned registrant hereby undertakes:

(1) to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(2) That, for purposes of determining any liability under the Securities Act of 1933, or the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 20th day of September, 2005.

HORIZON LINES, INC.

	By:	/S/ CHARLES G. RAYMOND
Name: Charles G. Raymond
Date: September 20, 2005		Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES G. RAYMOND Charles G. Raymond	Director, President and Chief Executive Officer (principal executive officer)	September 20, 2005

/S/ M. MARK URBANIA M. Mark Urbania	Senior Vice President—Finance and Administration, Chief Financial Officer and Assistant Secretary (principal financial and accounting officer)	September 20, 2005

* John K. Castle	Director	September 20, 2005

* Marcel Fournier	Director	September 20, 2005

* Adm. James L. Holloway III, U.S.N. (Ret.)	Director	September 20, 2005

* Dan A. Colussy	Director	September 20, 2005

* Francis Jungers	Director	September 20, 2005

* Ernie L. Danner	Director	September 20, 2005

* James G. Cameron	Director	September 20, 2005

* Thomas M. Hickey	Director	September 20, 2005

*By:	/S/ M. MARK URBANIA
M. Mark Urbania
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1♦♦♦♦	Form of Underwriting Agreement.

2****	Amended and Restated Merger Agreement, dated as of July 7, 2004, by and among Horizon Lines, Inc., Horizon Lines Holding Corp., H-Lines Subcorp. and TC Group, L.L.C.

3.1♦♦♦♦	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.2♦♦♦♦	Form of Amended and Restated Bylaws of the Registrant.

4.1****	Indenture, dated as of July 7, 2004, by and among Horizon Lines Holding Corp., Horizon Lines, LLC, the guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.

4.2****	Indenture, dated as of December 10, 2004 between H-Lines Finance Holding Corp. and The Bank of New York Trust Company, N.A., as Trustee.

4.3****	Form of 9% Senior Notes due 2012 (included in Exhibit 4.1).

4.4****	Form of 11% Senior Discount Note due 2013 (included in Exhibit 4.2).

4.5****	Exchange and Registration Rights Agreement, dated as of July 7, 2004, by and among Horizon Lines Holding Corp., Horizon Lines, LLC, the guarantors party thereto and Goldman, Sachs & Co., UBS Securities LLC and ABN AMRO Incorporated.

4.6****	Exchange and Registration Rights Agreement, dated as of December 10, 2004, by and among H-Lines Finance Holding Corp. and Goldman, Sachs & Co. and UBS Securities LLC.

4.7****	Form of Guarantee (included in Exhibit 4.1).

4.8♦♦♦♦	Specimen of Common Stock Certificate.

5*	Opinion of Schulte Roth & Zabel LLP.

9.1****	Voting Trust Agreement dated as of July 7, 2004, by and among Horizon Lines Holding Corp., the equityholders party thereto and John K. Castle, as voting trustee.

9.2****	Amended and Restated Voting Trust Agreement dated as of October 15, 2004, by and among Horizon Lines, Inc., the equityholders party thereto and John K. Castle, as voting trustee.

9.3*****	Instrument of Accession to Amended and Restated Voting Trust Agreement for Stockwell Fund, L.P.

10.1****	Membership Interest Purchase and Sale Agreement dated as of July 7, 2004, by and among HLH, LLC, Horizon Lines of Puerto Rico, Inc., CSX Domestic Shipping Corporation, CSX Residual Company, CSX Corporation and CSX Alaska Vessel Company.

10.2****	Credit Agreement dated as of July 7, 2004, by and among Horizon Lines, LLC, Horizon Lines Holding Corp., the parties designated as Guarantors therein, the parties designated as Lenders therein, the parties designated as Issuing Banks therein, and UBS AG, Stamford Branch, as administrative agent and collateral agent for the Lenders and as Mortgage Trustee thereunder.

10.3****	Amendment No. 1 to Credit Agreement dated as of September 30, 2004, by and among Horizon Lines, LLC, UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto and the other parties thereto.

Exhibit Number	Description
10.3.1*****	Amended and Restated Credit Agreement dated as of April 7, 2005, by and among Horizon Lines, LLC, Horizon Lines Holding Corp., the parties designated as Guarantors therein, the parties designated as Lenders therein, the parties designated as Issuing Banks therein, and UBS AG, Stanford Branch, as administrative agent and collateral agent for the Lenders and Mortgage Trustee thereunder.

10.4****	Collateral Agreement dated as of July 7, 2004, among Horizon Lines, LLC, as co-borrower, the other Grantors identified therein and UBS, AG, Stamford Branch, as collateral agent for the Secured Parties.

10.5****	Management Agreement dated as of July 7, 2004, among Castle Harlan, Inc., Horizon Lines Holding Corp., Horizon Lines, LLC, and Horizon Lines, Inc.

10.5.1♦♦♦♦	Amendment to Management Agreement dated as of September 7, 2005, among Castle Harlan, Inc., Horizon Lines Holding Corp., Horizon Lines, LLC and Horizon Lines, Inc.

10.6****	Stock Purchase Agreement, dated as of October 15, 2004, between Horizon Lines, Inc. and Stockwell Fund, L.P.

10.7****	Stockholders Agreement, dated as of July 7, 2004, by and among Horizon Lines, Inc. and the other parties thereto.

10.8****	First Amendment to Stockholders Agreement, dated as of October 15, 2004, by and among Horizon Lines, Inc. and the other parties thereto.

10.8.1♦♦♦♦	Form of Amended and Restated Stockholders Agreement.

10.9****	Instrument of Accession to Stockholders Agreement, as amended, for Stockwell Fund, L.P.

10.10****	Preferential Usage Agreement dated December 1, 1985, between the Municipality of Anchorage, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC, as successor in interest to SL Service, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to a consent to general assignment and assumption, dated September 5, 2002), as amended by the Amendment to Preferential Usage Agreement dated January 31, 1991, Second Amendment to December 1, 1985 Preferential Usage Agreement dated June 20, 1996, and Third Amendment to December 1, 1985 Preferential Usage Agreement dated January 7, 2003.

10.11****	Crane Relocation Agreement dated August 20, 1992, between Matson Navigation Company, Inc. (as successor in interest to American President Lines, Ltd., pursuant to an amendment to the Crane Relocation Agreement, dated 1996), Sea-Land Service, Inc. and Port Authority of Guam, as amended by Amendment No. 1 to Crane Relocation Agreement dated March 22, 1995, and by Assignment of and Second Amendment to Crane Relocation Agreement dated January 24, 1996.

10.11.1♦♦	Second Assignment of and Third Amendment to Crane Relocation Agreement dated July 5, 2005 among SL Service, Inc. (formerly known as Sea-Land Service, Inc.), Horizon Lines, LLC, Matson Navigation Company, Inc. and Port Authority of Guam.

10.12****	Employment Agreement dated as of July 7, 2004, between Horizon Lines, LLC and Charles G. Raymond.

10.13****	Employment Agreement dated as of July 7, 2004, between Horizon Lines, LLC and M. Mark Urbania.

10.13.1♦♦♦♦	First Amended and Restated Employment Agreement dated as of September 16, 2005, between Horizon Lines, LLC and M. Mark Urbania.

Exhibit Number	Description
10.14***	Severance Agreement between Horizon Lines, LLC and Robert S. Zuckerman.

10.15*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Charles G. Raymond.

10.16*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and M. Mark Urbania.

10.17*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and John V. Keenan.

10.18*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Robert S. Zuckerman.

10.19*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Gabriel M. Serra.

10.20*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Brian W. Taylor.

10.21*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Kenneth L. Privratsky.

10.22*****	Restricted Stock Agreement, dated January 14, 2005, between Horizon Lines, Inc. and Karen H. Richards.

10.23****	Purchase Agreement, dated January 28, 2005, between Horizon Lines, Inc. and Admiral James L. Holloway III, U.S.N. (Ret.).

10.24****	Purchase Agreement, dated January 28, 2005, between Horizon Lines, Inc. and James G. Cameron.

10.25****	Purchase Agreement, dated January 28, 2005, between Horizon Lines, Inc. and Ernie L. Danner.

10.26****	Amended and Restated Guarantee and Indemnity Agreement dated as of February 27, 2003, by and among HLH, LLC, Horizon Lines, LLC, CSX Corporation, CSX Alaska Vessel Company, LLC and SL Service, Inc., as supplemented by the joinder agreements, dated as of July 7, 2004, of Horizon Lines Holding Corp., Horizon Lines of Puerto Rico, Inc., Falconhurst, LLC, Horizon Lines Ventures, LLC, Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, Horizon Services Group, LLC, Sea Readiness, LLC, Sea-Logix, LLC, S-L Distribution Services, LLC and SL Payroll Services, LLC.

10.27****	Put/Call Agreement, dated as of July 7, 2004, by and among H-Lines Holding Corp. and the other parties thereto.

10.28****	Horizon Lines Holding Corp. Stock Option Plan.

10.29†♦	International Intermodal Agreement 5124-5024, dated as of March 1, 2002, between Horizon Lines, LLC, Horizon Lines of Puerto Rico, Inc., Horizon Lines of Alaska, LLC and CSX Intermodal, Inc.

10.30†***	Sub-Bareboat Charter Party Respecting 3 Vessels, dated as of February 27, 2003, in relation to U.S.-flag vessels Horizon Anchorage, Horizon Tacoma and Horizon Kodiak, between CSX Alaska Vessel Company, LLC, as charterer, and Horizon Lines, LLC, as sub-charterer.

10.31†♦	TP1 Space Charter and Transportation Service Contract, dated May 9, 2004, between A.P. Møller-Maersk A/S and Horizon Lines, LLC.

Exhibit Number	Description
10.32†***	Container Interchange Agreement, dated April 1, 2002, between A.P. Møller-Maersk A/S, CSX Lines, LLC, CSX Lines of Puerto Rico, Inc., CSX Lines of Alaska, LLC and Horizon Lines of Alaska, LLC.

10.33†***	Stevedoring and Terminal Services Agreement, dated May 9, 2004, between APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC.

10.34†***	Bareboat Charter Party in relation to the U.S.-flag vessel Horizon Pacific, dated as of December 1, 1998, by and between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), as owner trustee, and Horizon Lines, LLC (formerly known as CSX Lines LLC, as successor in interest to Sea-Land Service, Inc. pursuant to an assignment and assumption agreement dated as of September 2, 1999 by and between Sea-Land Service, Inc., as assignor, and CSX Lines, LLC (as successor in interest to Sea-Land Domestic Shipping, LLC)), as charterer.

10.35†***	Bareboat Charter Party in relation to the U.S.-flag vessel Horizon Enterprise, dated as of December 1, 1998, by and between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), as owner trustee, and Horizon Lines, LLC (formerly known as CSX Lines LLC, as successor in interest to Sea-Land Service, Inc. pursuant to an assignment and assumption agreement dated as of September 2, 1999 by and between Sea-Land Service, Inc., as assignor, and CSX Lines, LLC (as successor in interest to Sea-Land Domestic Shipping, LLC)), as charterer.

10.35.1♦♦♦	Asset Purchase Agreement, dated September 2, 2005, by and among DaimlerChrysler Services North America LLC, Elspeth Pacific, Inc. and Horizon Lines, LLC.

10.36****	Capital Construction Fund Agreement, dated March 29, 2004, between Horizon Lines, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

10.37****	Harbor Lease dated January 12, 1996, between Horizon Lines, LLC (formerly known as CSX Lines, LLC, as successor in interest to SL Services, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to Consent to Two Assignments of Harbor Lease No. H-92-22, dated February 14, 2003) and the State of Hawaii, Department of Transportation, Harbors Division.

10.38****	Agreement dated May 16, 2002, between Horizon Lines of Puerto Rico, Inc. (formerly known as CSX Lines of Puerto Rico, Inc.) and The Puerto Rico Ports Authority.

10.39****	Agreement dated March 29, 2001, between Horizon Lines of Puerto Rico, Inc. (formerly known as CSX Lines of Puerto Rico, Inc.) and The Puerto Rico Ports Authority.

10.40****	Port of Kodiak Preferential Use Agreement dated April 12, 2002, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC, as successor in interest to CSX Lines, LLC, pursuant to Amendment No. 1 to the Preferential Use Agreement, dated April 12, 2002).

10.40.1♦♦	Port of Kodiak Preferential Use Agreement dated January 1, 2005, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC.

10.41****	Terminal Operation Contract dated May 2, 2002, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC).

Exhibit Number	Description

10.41.1♦♦	Terminal Operation Contract dated January 1, 2005, between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC.
10.42****	Sublease, Easement and Preferential Use Agreement dated October 2, 1990, between the City of Unalaska and Horizon Lines, LLC (formerly known as CSX Lines LLC), as successor in interest to Sea-Land Service, Inc., together with the addendum thereto dated October 2, 1990, as amended by the Amendment to Sublease, Easement and Preferential Use Agreement dated May 31, 2000, and Amendment #1 dated May 1, 2002.

10.42.1♦♦	Amendment #2 dated February 27, 2003 to Preferential Use Agreement dated October 2, 1990 between the City of Unalaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC).

10.43♦♦♦♦	Form of Directors’ and Officers’ Indemnification Agreement.

10.44♦♦♦♦	Employment Agreement dated as of September 16, 2005, between Horizon Lines, LLC and John V. Keenan.

10.45♦♦♦♦	Horizon Lines, Inc., Equity Incentive Plan.

10.46♦♦♦♦	Horizon Lines, Inc., Employee Stock Purchase Plan.

10.47♦♦♦♦	Form of Registration Rights Agreement.

21****	List of Subsidiaries of Horizon Lines, Inc.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5).

24	Powers of Attorney (see signature page of the Registration Statement).

*	Filed herewith.
***	Incorporated by reference to the Registration Statement on Form S-4 of Horizon Lines Holding Corp. (File No. 333-123681), filed on March 30, 2005.
****	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), originally filed on March 2, 2005.
*****	Previously filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on April 13, 2005.
♦	Incorporated by reference to Amendment No. 2 to the Registration Statement on form S-4 of Horizon Lines Holding Corp. (File No. 333-123601), filed on June 23, 2005.
♦♦	Previously filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on July 29, 2005.
♦♦♦	Previously filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on September 7, 2005.
♦♦♦♦	Previously filed as an exhibit to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123073), filed on September 19, 2005.
†	Portions of this document were omitted and filed separately pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.